SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  May 12, 1995



                             FREEPORT-McMoRan INC.


            Delaware                   1-8124                13-3051048


        (State or other             (Commission             (IRS Employer
        jurisdiction of             File Number)            Identification
        incorporation or                                    Number)
        organization)

              1615 Poydras Street, New Orleans, Louisiana  70112

      Registrant's telephone number, including area code:  (504) 582-4000


                             Freeport-McMoRan Inc.


Item 2.     Acquisition or Disposition of Assets.
            ------------------------------------
            On May 12, Freeport-McMoRan Inc., a Delaware corporation (the "Company"), pursuant to an agreement dated as of May 2, 1995 (the "Purchase Agreement") between the Company and Freeport-McMoRan Copper & Gold Inc., a Delaware corporation and a subsidiary of the Company ("FCX"), on the one hand, and The RTZ Corporation PLC, a company organized under the laws of England ("RTZ"), RTZ Indonesia Limited, a company organized under the laws of England and a subsidiary of RTZ ("RTZI") and RTZ America, Inc., a Delaware corporation and a subsidiary of RTZ ("RTZA"), on the other hand, sold to RTZI 21,531,100 share of Class A Common Stock of FCX for $20.90 per share for a total purchase price of $450 million (the "Stock Sale"). The $20.90 per share purchase price reflects the approximate market price of FCX Class A Common Stock on the New York Stock Exchange, Inc.

            RTZI also received an option, which is subject to certain conditions set forth in the Purchase Agreement, to acquire from the Company up to 3,588,517 additional shares of FCX Class A Common Stock at a purchase price of $20.90 per share. IF RTZI does not exercise such option, the Company may sell some or all of such FCX Class A Common Stock to other buyers. In addition, if the Company redeems any of its 6.55% Convertible Subordinated Notes due January 15, 2001, of which $372,873,000 aggregate principal amount was outstanding as of May 25, 1995, the Company may request RTZI to purchase additional shares of FCX Class A Common Stock from the Company at a purchase price of $20.90 per share in order to fund a portion of the redemption amount.

            The Purchase Agreement provides that following the completion of RTZI's purchase of 21,531,100 shares of FCX Class A Common Stock pursuant to the Purchase Agreement, RTZI and RTZA will have the right to nominate for submission to FCX's stockholders the number of directors which is proportionately equal to the aggregate percentage ownership of RTZI and RTZA of all outstanding shares of FCX Class A Common Stock and FCX Class B Common Stock, subject to certain limitations. FCX has agreed to include such individuals nominated by RTZA and RTZI with the directors recommended by the management of FCX and not to take any actions which may be inconsistent with, conflict with, or otherwise hinder, the election of such individuals. FCX will appoint the persons nominated by RTZA and RTZI as interim directors to take office until the following stockholders' meeting or consent solicitation for the election of directors. If the number of directors of FCX is reduced to less than ten, RTZA and RTZI will have the right to nominate no less than one director to be elected by holders of Class A Common Stock for submission to FCX's stockholders, provided that RTZI continues to hold substantially all of the shares of FCX Class A Common Stock purchased pursuant to the Purchase Agreement. In the event RTZ and its affiliates fail to beneficially own, in the aggregate, at least 5% of the then outstanding shares of FCX Common Stock, the rights and obligations described in this paragraph shall terminate.

            FCX and RTZ have entered into an implementation agreement, pursuant to which FCX and RTZ agreed to the steps their respective affiliates will take to implement certain transactions relating to joint venture arrangements in Indonesia and the sale of a portion of FCX's Spanish operations to RTZ. Under the proposed joint venture arrangements, P.T. Freeport Indonesia Company, a subsidiary of FCX ("PT-FI"), and Eastern Mining Company, Inc., a wholly owned indirect subsidiary of FCX ("Eastern Mining"), will enter into participation agreements with subsidiaries of RTZ pursuant to which RTZ's subsidiaries will invest up to $850 million on exploration and development projects on lands controlled by PT-FI and Eastern Mining in Indonesia. Subsidiaries of RTZ will acquire a 40% undivided interest in the contract of work between PT-FI and the Government of the Republic of Indonesia (the "Government") dated as of December 30, 1991, excluding any interest in PT-FI's current mining and milling operations, and a 40% undivided interest in the contract of work between P.T. Irja Eastern Minerals Corporation, a subsidiary of Eastern Mining, and the Government signed in August 1994. FCX and RTZ will exchange management personnel and establish an Operating Committee, consisting of personnel of FCX and RTZ, through which the policies established by the FCX Board of Directors will be implemented.

            In addition, the implementation agreement provides that each of FCX and RTZ will negotiate in good faith with a view toward agreeing as soon as possible one or more agreements in respect of the acquisition by RTZ and its subsidiaries of a 25% interest in certain of FCX's Spanish operations at a price pro rata to FCX's cost of acquisition.

Item 7.     Financial Statements and Exhibits.
            ---------------------------------

            (a)   Financial statements of business acquired.  Not applicable.

            (b) Pro forma financial information. The pro forma financial statements of FTX filed as part of this report are listed in the Financial Information Table of Contents appearing on page F-1 hereof.

            (c)   Exhibits.  The exhibits to this report are listed in the
                  Exhibit Index appearing on page E-1 hereof.


                                   SIGNATURE
                                  ----------

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    FREEPORT-McMoRan INC.


                                    By:      /s/ John T. Eads
                                         ----------------------------------
                                                 John T. Eads
                                             Assistant Vice President &
                                          Controller - Financial Reporting

Date:  May 26, 1995


                             Freeport-McMoRan Inc.


                             Financial Information

                               Table of Contents


Freeport-McMoRan Inc.
  Unaudited Pro Forma Statement of Income for the Year
    Ended December 31, 1994                                               F-2
  Unaudited Pro Forma Statement of Income for the Three
    Months Ended March 31, 1995                                           F-3
  Unaudited Pro Forma Condensed Balance Sheet as of
    March 31, 1995                                                        F-4
  Notes to Pro Forma Financial Statements                                 F-5






                             Freeport-McMoRan Inc.
                    Unaudited Pro Forma Statement of Income
                         Year Ended December 31, 1994


                                               Pro Forma Adjustments
                                             ------------------------
                                             FCX Stock
                                                Sale        Other    Pro Forma
                                Historical   (Note 1)     (Note 2)    (Note 3)
                                ----------   ---------    --------   ----------
                                   (In Thousands, Except Per Share Amounts)
Revenues                        $1,982,396   $  -         $62,070    $2,044,466
Cost of sales:
Production and delivery          1,297,007      -          64,126     1,361,133
Depreciation and amortization      132,713      -           1,741       134,454
                                ----------   -------      -------    ----------
  Total cost of sales            1,429,720      -          65,867     1,495,587
Exploration expenses                47,052      -          (5,427)       41,625
Gain on insurance settlement       (32,602)     -            -          (32,602)
General and administrative         167,390      -           2,581       169,971
                                ----------   -------      -------    ----------
  Total costs and expenses       1,611,560      -          63,021     1,674,581
                                ----------   -------      -------    ----------
Operating income                   370,836      -            (951)      369,885
Interest expense, net              (91,834)   24,395 e      9,329       (58,110)
Gain on conversion/distribution
  of FCX securities                114,750      -            -          114,750
Other expense, net                  (3,830)     -             542        (3,288)
                                ----------   -------      -------    ----------
Income before income taxes and
  minority interests               389,922    24,395        8,920       423,237
Provision for income taxes        (148,388)   (8,538)f     (5,076)     (162,002)
Minority interests in net income of
  consolidated subsidiaries       (168,951)   (8,204)g      5,582      (171,573)
                                ----------   -------      -------    ----------
Income before extraordinary item    72,583     7,653        9,426        89,662
Extraordinary loss on early
  extinguishment of debt, net       (9,108)    -            9,108         -
                                ----------    -------     -------    ----------
Net income                          63,475      7,653      18,534        89,662
Preferred dividends                (22,032)     -          17,650        (4,382)
                                ----------    -------     -------    ----------
Net income applicable to
  common stock                  $   41,443    $ 7,653     $36,184    $   85,280
                                ==========    =======     =======    ==========
Net income per primary share:
Before extraordinary item             $.37                                 $.56
Extraordinary loss on early
  extinguishment of debt, net         (.07)                                 -
                                      ----                                 ----
                                      $.30                                 $.56
                                      ====                                 ====

Average shares outstanding
  (Note 2)                         139,223                              151,211
                                   =======                              =======

The accompanying notes are an integral part of these pro forma financial statements.



                             Freeport-McMoRan Inc.
                    Unaudited Pro Forma Statement of Income
                       Three Months Ended March 31, 1995

                                                 Pro Forma Adjustments
                                               -------------------------
                                               FCX Stock
                                                 Sale       Other    Pro Forma
                                  Historical   (Note 1)    (Note 2)  (Note 3)
                                  ----------   ---------   --------  ---------
                                     (In Thousands, Except Per Share Amounts)

Revenues                          $663,285     $   -       $   -      $663,285
Cost of sales:
Production and delivery            396,704         -           -       396,704
Depreciation and amortization       36,642         -           -        36,642
                                  --------     --------    --------   --------
  Total cost of sales              433,346         -           -       433,346
Exploration expenses                 8,125         -           -         8,125
General and administrative          50,445         -           -        50,445
                                  --------     --------    --------   --------
  Total costs and expenses         491,916         -           -       491,916
                                  --------     --------    --------   --------
Operating income                   171,369         -           -       171,369
Interest expense, net              (25,059)       7,993 e     1,124    (15,942)
Other expense, net                    (583)        -           -          (583)
                                  --------     --------    --------   --------
Income before income taxes
  and minority interests           145,727        7,993       1,124    154,844
Provision for income taxes         (50,127)      (2,798)f      (393)   (53,318)
Minority interests in net income
  of consolidated subsidiaries     (70,740)      (4,599)g      -       (75,339)
                                  --------     --------    --------   --------
Net income                          24,860          596         731     26,187
Preferred dividends                 (5,469)        -          4,373     (1,096)
                                  --------     --------    --------   --------
Net income applicable to
  common stock                    $ 19,391     $    596    $  5,104   $ 25,091
                                  ========     ========    ========   ========

Net income per primary share          $.14                                $.17
                                      ====                                ====

Average shares outstanding
  (Note 2)                         137,326                             148,721
                                   =======                             =======

The accompanying notes are an integral part of these pro forma financial statements.




                             Freeport-McMoRan Inc.
                  Unaudited Pro Forma Condensed Balance Sheet
                                March 31, 1995


                                                 Pro Forma Adjustments
                                               -----------------------
                                               FCX Stock
                                                 Sale      Other    Pro Forma
                                   Historical  (Note 1)   (Note 2)   (Note 3)
                                   ----------  ---------  -------   ----------
                                                    (In Thousands)
Cash and short-term investments    $   57,597  $   -      $   -     $   57,597
Accounts receivable                   279,601      -          -        279,601
Inventories                           451,513      -          -        451,513
Prepaid expenses and other             18,002      -          -         18,002
                                   ----------  --------   -------   ----------
  Total current assets                806,713      -          -        806,713
Property, plant and equipment, net  3,581,421      -          -      3,581,421
Other assets                          217,901   (67,046)d  (4,291)     146,564
                                   ----------  --------   -------   ----------
Total assets                       $4,606,035  $(67,046)  $(4,291)  $4,534,698
                                   ==========  ========   =======   ==========
Accounts payable and accrued
  liabilities                      $  551,560  $ 20,000 d $  -      $  571,560
Current portion of long-term debt
  and short-term borrowings            34,916      -         -          34,916
                                   ----------  --------   -------   ----------
  Total current liabilities           586,476    20,000      -         606,476
Long-term debt, less current
  portion                           1,830,212  (450,000)a    -       1,380,212
Reclamation and mine shutdown
reserves                              140,837      -         -         140,837
Accrued postretirement benefits
  and other liabilities               482,840      -         -         482,840
Deferred income taxes                 306,432    65,963 d  (1,502)     370,893
Minority interests in consolidated
  subsidiaries                      1,515,781    43,062 b    -       1,558,843
Stockholders' equity (deficit)       (256,543)  253,929 c  (2,789)      (5,403)
                                   ----------  --------   -------   ----------
Total liabilities and
  stockholders' equity             $4,606,035  $(67,046)  $(4,291)  $4,534,698
                                   ==========  ========   =======   ==========

The accompanying notes are an integral part of these pro forma financial statements.





                             Freeport-McMoRan Inc.
                    Notes to Pro Forma Financial Statements


     The accompanying Unaudited Pro Forma Statements of Income have been prepared assuming the transactions discussed below occurred on January 1, 1994, whereas the Unaudited Pro Forma Condensed Balance Sheet assumes the transactions occurred on March 31, 1995. The pro forma financial statements are not necessarily indicative of the actual results that would have been achieved nor are they indicative of future results.

1.   FCX STOCK SALE
     On May 12, 1995, Freeport-McMoRan Inc. (FTX) sold 21.5 million shares of Freeport-McMoRan Copper & Gold Inc. (FCX), its copper and gold subsidiary, for $450 million to a subsidiary of The RTZ Corporation PLC
     (RTZ) in accordance with the previously announced definitive agreements.

     The related pro forma balance sheet adjustments follow:
     a) Reflects the sales proceeds as a reduction to long-term bank debt.
     b) Represents the book value of the additional minority interest.
     c) Reflects the estimated after-tax gain from the sale. A gain is recognized because the sales proceeds exceed FTX's book basis in the FCX shares sold. This gain is not included in the pro forma statement of income in accordance with Securities and Exchange Commission requirements concerning pro forma financial statements; however, the gain will be reflected in FTX's statement of income for the three months ended June 30, 1995.
     d) Reflects the estimated income tax affect arising from the sale ($20 million of cash taxes shown in accounts payable).

     The related pro forma statement of income adjustments follow:
     e) Primarily reflects the interest savings generated from adjustment 1a.
     f) Reflects the tax impact of adjustment 1e, using statutory income tax rates.
     g) Reflects the additional minority interest ownership in FCX's earnings.

2.   OTHER TRANSACTIONS
     FTX has completed (or is in the process of completing) the following other financial transactions:

     a) Debt and Preferred Stock Restructuring
       - In early 1994, FTX defeased its 10 7/8% Subordinated Debentures (10 7/8% Debentures), recognizing an extraordinary after-tax loss of $9.1 million.
       - In April 1995, FTX exchanged 4 million shares of its $4.375 Convertible Exchangeable Preferred Stock ($4.375 Preferred Stock) for approximately 11.4 million FTX common shares in accordance with an exchange offer. The exchange offer allowed each share of $4.375 Preferred Stock to convert to 2.85 shares of FTX common stock, versus the current conversion rate of 2.35 shares. As a result of the increased conversion rate, FTX will recognize an approximate $35 million noncash charge (to be reflected as additional preferred dividends) in its statement of income for the three months ended June 30, 1995. In accordance with Securities and Exchange Commission requirements concerning pro forma financial statements, this charge is not included in the pro forma statement of income.
       - In May 1995, FTX called for the June 1995 redemption of its Zero Coupon Convertible Subordinated Debentures Due 2006 (ABC Debentures). The redemption price is equal to the book value of the ABC Debentures.

       The pro forma statement of income adjustments for these transactions include:
       - A reduction in interest expense caused by replacing fixed-rate note borrowings with lower variable-rate borrowings under FTX's bank credit facility.
       - The income tax effect of these transactions at statutory income tax rates.
       - The elimination of the extraordinary loss associated with the defeasance of the 10 7/8% Debentures, discussed above.
       - The reduction in preferred stock dividends reflecting fewer $4.375 Preferred Stock shares outstanding, with a related increase to FTX's average common shares outstanding.

       The pro forma balance sheet adjustments for these transactions relate to the write-off of deferred charges associated with the ABC Debentures.

     b) MOXY Dividend - In May 1994, FTX distributed the common shares of McMoRan Oil & Gas Co. (MOXY), a wholly owned subsidiary, to FTX's common stockholders. The pro forma statement of income adjustments include the elimination of the historical results attributable to the MOXY oil and gas operations during the 1994 period prior to this distribution. No pro forma adjustment for this transaction is required for the first-quarter 1995 financial statements.

     c) Sulphur Assets - In January 1995, Freeport-McMoRan Resource Partners, Limited Partnership (FRP), a 51.4 percent owned subsidiary of FTX, acquired essentially all of the domestic assets of Pennzoil Co.'s sulphur division. The pro forma statement of income adjustments for 1994 represent the historical results of operations attributable to the acquired assets, using FRP's purchase price for depreciation and amortization. No pro forma adjustment for this transaction is required for the first-quarter 1995 financial statements.

     A summary of the pro forma statement of income adjustments associated with the "other transactions" follows:

                                                                                                   Three Months
                                                                                                  Ended March 31,
                                                       Year Ended December 31, 1994                     1995
                                        --------------------------------------------------------- ---------------
                                          Debt and                                                   Debt and
                                          Preferred                                                 Preferred
                                            Stock          MOXY      Sulphur                           Stock
                                        Restructuring    Dividend    Assets       Total             Restructuring
                                        -------------    --------    -------     -------            -------------
                                                            (In Thousands)
Revenues                                    $  -          $  (418)   $62,488     $62,070              $   -
Cost of sales:
Production and delivery                        -             (684)    64,810      64,126                  -
Depreciation and amortization                  -           (1,895)     3,636       1,741                  -
                                            -------        ------    -------     -------              --------
  Total cost of sales                          -           (2,579)    68,446      65,867                  -
Exploration expenses                           -           (5,427)      -         (5,427)                 -
General and administrative                     -           (3,466)     6,047       2,581                  -
                                            -------       -------    -------     -------              --------
  Total costs and expenses                     -          (11,472)    74,493      63,021                  -
                                            -------       -------    -------     -------              --------
Operating income                               -           11,054    (12,005)       (951)                 -
Interest expense, net                        10,051          (722)      -          9,329                 1,124
Other expense, net                             -             -           542         542                  -
                                            -------       -------    -------     -------              --------
Income before income taxes and
  minority interests                         10,051        10,332    (11,463)      8,920                 1,124
Provision for income taxes                   (3,518)       (3,616)     2,058      (5,076)                 (393)
Minority interests                             -             -         5,582       5,582                  -
                                            -------       -------    -------     -------              --------
Income before extraordinary
  item                                        6,533         6,716     (3,823)      9,426                   731
Extraordinary loss                            9,108          -          -         9,108                  -
                                            -------       -------    -------     -------              --------
Net income                                   15,641         6,716     (3,823)     18,534                   731
Preferred dividends                          17,650          -          -         17,650                 4,373
                                            -------        -------    -------     -------              --------
Net income applicable to
  common stock                              $33,291        $ 6,716    $(3,823)    $36,184              $  5,104
                                            =======        =======    =======     =======              ========
Change in average share
  outstanding                                11,988           -          -         11,988                11,395
                                            =======        =======    =======     =======              ========


3.   FUTURE TRANSACTIONS
     FTX anticipates several future financial transactions, certain terms of which are currently not finalized. Additionally, these transactions are interrelated, with the outcome of one transaction impacting the subsequent transactions. As a result, these transactions have not been reflected in the accompanying pro forma financial statements. However, upon completion of these transactions, FTX will file pro forma financial statements reflecting the transactions in a Form 8-K with the Securities and Exchange Commission.

       - 6.55% Note Redemption - As of March 31, 1995, FTX had 6.55% Convertible Subordinated Notes (6.55% Notes) outstanding at a face value of $373 million and a book value of $319.9 million. These 6.55% Notes are currently convertible into 49.24 FTX common shares per $1,000 face value. Although FTX currently intends to redeem these 6.55% Notes in the near future, an FTX common stock conversion rate to be offered as an alternative to redemption is not known at this time.

       - FCX Stock Option - In addition to the $450 million of FCX stock already sold by FTX to RTZ (Note 1), RTZ also received an option (which is subject to certain conditions set forth in the Purchase Agreement) to acquire from FTX up to approximately 3.5 million additional shares of FCX stock at a purchase price of $20.90 per share. If RTZ does not exercise such option, FTX may sell some or all of such FCX stock to other buyers. In addition, if FTX redeems any of its 6.55% Notes, FTX may request RTZ to purchase additional shares of FCX stock from FTX at a purchase price of $20.90 per share in order to fund a portion of the redemption amount.

       - FCX Distribution - FTX is undertaking a plan to separate its two principal businesses, copper/gold and agricultural minerals, into two independent financial and operating entities. To accomplish this plan, FTX would make a pro-rata distribution of its common stock ownership in FCX to FTX common stockholders. As a result of this distribution, which is expected to be completed by mid-1995, FTX would no longer own any interest in FCX.





                                 Exhibit Index
                                 -------------

                                                              Sequentially
Number       Exhibit                                          Numbered Page
- ------       -------                                          -------------

 2.1         AGREEMENT, dated as of May 2, 1995,
             by and between Freeport-McMoRan Inc.,
             a Delaware corporation ("FTX"), and
             Freeport-McMoRan Copper & Gold Inc.,
             a Delaware corporation ("FCX"), on
             the one hand, and The RTZ Corporation
             PLC, a company organized under the
             laws of England ("RTZ"), RTZ Indonesia
             Limited, a company organized under the
             laws of England (the "RTZI") and a
             subsidiary of RTZ, and RTZ America,
             Inc., a Delaware corporation ("RTZA")
             and a subsidiary of RTZ, on the other
             hand.